                                  SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

     /X/  Filed by the Registrant

     / /  Filed by a party other than the Registrant

     Check the appropriate box:
     / /  Preliminary Proxy Statement
     / /  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
          RULE 14a-6(e)(2))
     /X/  Definitive Proxy Statement
     / /  Definitive Additional Materials
     / /  Soliciting Material Pursuant to Section240.14a-11(c) or
          Section240.14a-12

                                FPA NEW INCOME, INC.
     ---------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)

     ---------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):
     /X/  No fee required
     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
          and 0-11.
          (1)   Title of each class of securities to which transaction applies:
                ----------------------------------------------------------------
          (2)   Aggregate number of securities to which transaction applies:
                ----------------------------------------------------------------
          (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
                determined):
                ----------------------------------------------------------------
          (4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------------
          (5)   Total fee paid:
                ----------------------------------------------------------------

     / /  Fee paid previously with preliminary materials.

     / /  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)   Amount Previously Paid:
                ----------------------------------------------------------------
          (2)   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------------
          (3)   Filing Party:
                ----------------------------------------------------------------
          (4)   Date Filed:
                ----------------------------------------------------------------

                              FPA NEW INCOME, INC.
    11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064


                  NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, MARCH 17, 2004



    Notice is hereby given that a special meeting of shareholders of FPA New Income, Inc. ("Fund") will be held in the Board Room, Twelfth Floor, at the offices of First Pacific Advisors, Inc., the Fund's investment adviser ("Adviser"), 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, on Wednesday, March 17, 2004, at 1:30 P.M. Pacific Time, to consider and vote on the following matters:



    1. Approval or disapproval of a proposed amendment to the Fund's fundamental investment policy regarding lending;



    2. Approval or disapproval of a proposed amendment to the Fund's fundamental investment policy regarding investments in illiquid securities; and



    3. Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.



    You are entitled to vote if you held shares of the Fund as of December 19, 2003.


                                           By Order of the Board of Directors

                                           SHERRY SASAKI
                                           Secretary


February 17, 2004


--------------------------------------------------------------------------------

IT IS REQUESTED THAT YOU PROMPTLY EXECUTE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THUS ENABLING THE FUND TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. OR YOU MAY VOTE THE ENCLOSED PROXY BY TELEPHONE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

--------------------------------------------------------------------------------


                                                                          FPA 78

                              FPA NEW INCOME, INC.
    11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064

                                PROXY STATEMENT


    The accompanying proxy is solicited by the Board of Directors of the Fund in connection with a special meeting of shareholders to be held on Wednesday, March 17, 2004. Any shareholder executing a proxy, or voting by telephone, has the power to revoke it prior to its exercise by submission of a later proxy, by voting in person, or by letter to the Secretary of the Fund. Unless the proxy is revoked, the shares represented thereby will be voted in accordance with specifications thereon. Proxy solicitation will be principally by mail but may also be made by telephone or personal interview conducted by officers and regular employees of the Adviser, or Boston Financial Data Services, Inc., the Fund's Shareholder Servicing Agent. No specially engaged employees or paid solicitors have been retained by the Fund for such purpose. The cost of solicitation of proxies will be borne by the Fund, which will reimburse banks, brokerage firms, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending the proxy material to beneficial owners of shares of the Fund. This Proxy Statement was first mailed to shareholders on or about February 17, 2004. You may obtain a copy of the Fund's most recent annual report, and of any succeeding semi-annual report, without charge, by writing to the Secretary of the Fund at the above address, or by telephoning (800) 982-4372.



    On December 19, 2003 (record date for determining shareholders entitled to notice of and to vote at the meeting), there were outstanding 106,743,335 shares of Common Stock, $0.01 par value. Each share is entitled to one vote.



    On December 19, 2003, no person is known by management to own beneficially as much as 5% of the outstanding shares of the Fund, except Charles Schwab & Co., Inc., For the Benefit of Customers, 101 Montgomery Street, San Francisco, California 94104-4122, which held 21,402,771 shares (20.05%); and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: Fund Administration 97677, 4800 Deer Lake Drive East, Floor 2, Jacksonville, Florida 32246-6484, which held 10,318,594 shares (9.67%). Such broker-dealers and/or financial intermediaries advise that the shares are held for the benefit of their customers.



    Signed but unmarked proxies will be voted in favor of all proposals. Shareholders who return proxies marked as abstaining from voting on one or more proposals are treated as being present at the meeting for purposes of obtaining the quorum necessary to hold the meeting, but are not counted as part of the vote necessary to approve the proposal(s). If brokers holding shares for their customers in so-called "Street Name" report that they have not received instructions and are not authorized to vote without instruction, those shares will be treated the same as abstentions.

         PROPOSED AMENDMENTS TO CERTAIN FUNDAMENTAL INVESTMENT POLICIES


    The Investment Company Act of 1940 ("1940 Act") requires all mutual funds to adopt certain specific investment policies, referred to as "fundamental" policies, that may be changed only by shareholder vote. The Adviser has recommended and the Board has approved amendments to certain of the Fund's current fundamental policies as described below. The proposed revisions will provide the Fund with greater flexibility to respond to future legal, regulatory, market or technical changes. In addition, the revised restrictions are expected to enable the Fund to operate more efficiently and to make it easier to monitor its own compliance.



  1. PROPOSED AMENDMENT TO THE FUNDAMENTAL INVESTMENT POLICY REGARDING LENDING



    The 1940 Act requires all mutual funds to adopt fundamental policies regarding lending. Although the 1940 Act does not impose percentage limits on the amount that mutual funds may lend, the 1940 Act prohibits mutual funds from making loans to persons who control or are under common control with the funds, effectively prohibiting loans where conflicts of interest or undue influence are most likely present.



    The Fund's current fundamental policy regarding lending reads as follows:
"The Fund will not make loans to others, except through the purchase of various kinds of publicly-distributed debt obligations, investments in variable amount master demand notes and repurchase agreement transactions in which the Fund is permitted to invest."



    The Board proposes the adoption of a new fundamental policy on lending that would read as follows: "The Fund may not make loans to other persons, except to the extent permitted under the 1940 Act, the rules and regulations thereunder, or any exemptions therefrom, as such statute, rules or regulations may be amended or interpreted from time to time." Approval of this proposal would replace the Fund's current fundamental policy with a more flexible fundamental policy that would permit lending to the extent provided by the 1940 Act, rules under that act, or Securities and Exchange Commission ("SEC") or SEC staff interpretations or exemptions. The Board of Directors believes that this more flexible fundamental policy is in the best interests of the Fund and its shareholders because it would allow the Fund, subject to Board approval, to adapt to future developments and investment practices and changes in laws and regulations without the delay and cost of a shareholder meeting.



    If this amendment is approved by shareholders, the Board of Directors proposes to adopt a new non-fundamental policy on lending, which would be subject to amendment from time to time by the Board of Directors. It would read as follows: "The Fund may not lend any security or make any other loan if, as a result, more than 33 1/3% of its total assets would be lent to other parties (this restriction does not apply to purchases of debt securities or repurchase agreements). In addition, the Fund will not invest in any repurchase agreements or senior loans if to do so would cause more than 10% of its total net assets to be invested in repurchase agreements and senior loans."



    The proposed amendment would permit the Fund to invest in participations in senior loans made by banks and other financial institutions to corporate and other borrowers. Such loans are generally arranged through private negotiations between a borrower and one or more financial institutions and may be secured by collateral. Interest in senior loans generally are not listed on any Securities Exchange or automated quotation system and no active trading market generally exists for such securities. Such senior loan participations are thus relatively illiquid which may impair the ability of the Fund to sell such securities in a timely manner. Such securities would, however, be subject to the Fund's investment policy regarding illiquid securities which is described in Proposal 2 below.



    The proposed amendment would also permit the Fund to lend portfolio securities and to increase investments in repurchase agreements. In a repurchase agreement, the Fund acquires a debt security that the seller agrees to repurchase at a future time and set price. Investments in repurchase agreements allow the Fund to earn interest on temporarily available cash. Repurchase agreements are considered loans under the 1940 Act.



    Lending of portfolio securities may result in income to the Fund, but there may be delays in the recovery of loan securities or a loss or rights in the collateral should the borrower fail financially. Repurchase agreements may expose the Fund to certain risks in the event of bankruptcy or other default by the seller, including possible delays and expenses in liquidating the securities underlying the agreement, a decline in the value of the underlying securities and a loss of interest.


    The Board believes that the more flexible investment policy is in the best interests of the Fund and its shareholders and recommends shareholder approval of the change.


    The approval of this change to the Fund's fundamental investment policies requires the approval of the holders of a majority of outstanding Fund shares. The 1940 Act defines this majority as the lesser of (a) 67% or more of the voting securities present in person or represented by proxy at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (b) more than 50% of the outstanding voting securities.



2. PROPOSED AMENDMENT TO THE FUNDAMENTAL INVESTMENT POLICY REGARDING INVESTMENTS
                             IN ILLIQUID SECURITIES


    The 1940 Act does not require the Fund to have a fundamental investment policy regarding investment in illiquid or restricted securities.


    Generally, restricted securities may be sold only in privately-negotiated transactions that meet an exception to securities registration requirements. The Fund's current fundamental policy limiting investment in restricted securities reflects requirements imposed by the administrators of certain states' securities laws that such restricted securities should be deemed illiquid. However, federal legislation passed in 1996 preempted the states' ability to impose such limitations. In addition, the exception to securities registration requirements added by Rule 144A under the Securities Act of 1933 permits trading of restricted securities among institutional investors such as mutual funds. This has created active markets in Rule 144A securities allowing certain restricted securities to be considered liquid under guidelines approved by the Fund's Board of Directors.

    SEC staff interpretations have indicated that mutual funds should consider repurchase agreements that mature in more than seven days to be illiquid. The Fund includes this limitation as a fundamental policy, although the 1940 Act does not require such a policy to be a fundamental policy.


    The Adviser has recommended and the Board has approved the proposal that the fundamental policy regarding investments in restricted securities, illiquid securities and repurchase agreements be amended and reclassified as non-fundamental and subject to amendment from time to time by the Board of Directors.


    The proposed non-fundamental policy will limit the Fund to investing 15% of its net assets in illiquid securities. By converting this policy to non-fundamental, the Board will be able to take appropriate and timely action to amend the non-fundamental policy without the expense and delay associated with a shareholders meeting if regulatory changes occur in the future.



    The proposed new non-fundamental policy regarding illiquid securities would be: "The Fund may not invest more than 15% of its net assets in illiquid securities. Rule 144A securities deemed to be liquid shall be included in this limitation unless otherwise specified by the Board of Directors." Senior loans generally are not traded as Rule 144A securities.


    The Fund's current fundamental policy regarding restricted and illiquid securities reads as follows: "The Fund will not purchase securities (other than repurchase agreements of not more than one week's duration--considering only the remaining days to maturity of each existing repurchase agreement) for which there exists no readily available market or for which there are legal or contractual restrictions on resale (except securities which are subject to resale restrictions that in the judgment of the Fund's investment adviser, are readily redeemable on demand), if, as a result of any such purchase, more than 10% of the Fund's net assets would be invested in such securities."

    The Board believes that the more flexible, non-fundamental policy is in the best interests of the Fund and its shareholders and recommends shareholder approval of the change.


    The approval of this change to the Fund's fundamental investment policies requires the approval of the holders of a majority of outstanding Fund shares, as described above under Proposal 1.



                                3. OTHER MATTERS


    The proxy holders have no present intention of bringing before the meeting for action any matters other than those specifically referred to in the foregoing, and in connection with or for the purpose of effecting the same, nor has the management of the Fund any such intention. Neither the proxy holders nor the management of the Fund are aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

SIMULTANEOUS MEETINGS

    The special meeting of shareholders of the Fund is called to be held at the same time as the meeting of shareholders of FPA Capital Fund, Inc. It is anticipated that such meetings will be held simultaneously. In the event that any Fund shareholder at the meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the meeting so that the meeting of the Fund may be held separately, the persons named as proxies will vote in favor of such an adjournment.

SHAREHOLDER PROPOSALS

    The Fund does not expect to hold regular annual meetings of shareholders. Any shareholder who wishes to submit a proposal for consideration at a meeting of shareholders should send such proposal to the Secretary of the Fund at the address shown above. Proposals must be received in a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in materials for that meeting. Timely submission of a proposal does not necessarily mean that a proposal will be included.

ADJOURNMENT

    In the event that sufficient votes in favor of the proposals set forth herein are not received by the time scheduled for the meeting, the persons named as proxies may move one or more adjournments of the meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote which have voted in favor of such proposals. They will vote against any such adjournment those proxies which have voted against any of such proposals.

                                           By Order of the Board of Directors
                                           SHERRY SASAKI
                                           Secretary


February 17, 2004


PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. OR YOU MAY VOTE YOUR PROXY BY TELEPHONE.

                              FPA NEW INCOME, INC.

                         STATE STREET BANK & TRUST CO.
                      P.O. BOX 8115, BOSTON, MA 02266-8115

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints WILLARD H. ALTMAN, JR., ALFRED E. OSBORNE, JR. and ROBERT L. RODRIGUEZ, and each of them proxies with power of substitution, and hereby authorizes each of them to represent and to vote, as provided on the reverse side, all shares of stock of the above Fund which the undersigned is entitled to vote at the special meeting to be held on Wednesday, March 17, 2004, and at any adjournments thereof.

--------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------



[FPA78 - FPA NEW INCOME, INC.] [FILE NAME: FPA782.ELX] [VERSION - (4)] [02/03/03 (10/20/03)]

|X| PLEASE MARK VOTES                                                      FPA78
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                              FPA NEW INCOME, INC.
--------------------------------------------------------------------------------

Mark box at right if an address change or comment has been noted on the   |_|
reverse side of this card.


RECORD DATE SHARES:

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                    FOR    AGAINST  ABSTAIN
1. Approval or disapproval of a proposed amendment  |_|      |_|      |_|
   to the Fund's fundamental investment policy regarding lending.

                                                   FOR    AGAINST  ABSTAIN
2. Approval or disapproval of a proposed amendment  |_|      |_|      |_|
   to the Fund's fundamental investment policy regarding investments in illiquid securities.

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement, dated February, 2004.

                                                            --------------------
     Please be sure to sign and date this Proxy.            Date
--------------------------------------------------------------------------------

-----Shareholder sign here---------------------Co-owner sign here (if any)------



                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.


--------------------------------            --------------------------------
VOTE-BY-INTERNET                            VOTE-BY-TELEPHONE

LOG ON TO THE INTERNET AND GO TO     OR     CALL TOLL-FREE 1-877-PRX-VOTE
http://www.eproxyvote.com/fpnix             (1-877-779-8683)
--------------------------------            --------------------------------

    YOU SHOULD HAVE YOUR PROXY CARD IN HAND WHEN VOTING, EITHER BY
                          INTERNET OR BY TELEPHONE.

IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.


[FPA78 - FPA NEW INCOME, INC.] [FILE NAME: FPA781.ELX] [VERSION - (7)] [2/03/04 (10/20/03)]

FPA781